Exhibit 21
                           Mod-U-Kraf Homes, Inc.
                                Subsidiaries

       Name of Subsidiary                     Jurisdiction of
                                               Incorporation
--------------------------------------     -----------------------
Mountain Resort Building Systems, Inc.            Virginia